Exhibit 99.1

BRE Properties, Inc.

Second Quarter 2005

Earnings Release and

Supplemental Financial Data

Mission Grove Park 432 Units Riverside, California Acquired 2Q ‘05

BRE Properties, Inc.	Phone:	415.445.6530
44 Montgomery Street, 36th Floor	Fax:	415.445.6505
San Francisco, CA 94104	E-mail:	ir@breproperties.com

Investor contact: Edward F. Lange, Jr.

EVP and Chief Financial Officer

415.445.6559

Media contact: Thomas E. Mierzwinski

VP, Corporate Communications

415.445.6525

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this document contains forward-looking statements regarding BRE and property performance, and is based on BRE’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, future interest rate levels or capital market conditions. For more details, please refer to BRE’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly report on Form 10-Q.

BRE Properties, Inc.

Second Quarter 2005

Earnings Release and

Supplemental Financial Data

BRE FINANCIAL NEWS

Investor Contact: Edward F. Lange, Jr., 415.445.6559
Media Contact: Thomas E. Mierzwinski, 415.445.6525

BRE PROPERTIES REPORTS SECOND QUARTER 2005 RESULTS

July 19, 2005 (San Francisco) – BRE PROPERTIES, INC., (NYSE:BRE) today reported operating results for the quarter and six-month period ended June 30, 2005.

Funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $26.9 million, or $0.51 per diluted share, during second quarter 2005, as compared with $29.0 million, or $0.56 per diluted share for the quarter ended June 30, 2004. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.)

Net income available to common shareholders for the second quarter totaled $13.3 million, or $0.26 per diluted share, as compared with $13.2 million, or $0.26 per diluted share, for the same period 2004. Second quarter 2005 results included a net gain on saleS totaling $5.4 million, or $0.10 per diluted share. No property sales were recorded during second quarter 2004.

Adjusted EBITDA for the quarter totaled $50.2 million, as compared with $49.2 million in second quarter 2004. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this release.) For second quarter 2005, revenues totaled $77.8 million, as compared with $70.4 million a year ago, which excludes revenues from discontinued operations of $0.6 million in the current period and $4.2 million in the prior period.

For the year-to-date period, FFO totaled $53.1 million, or $1.01 per diluted share, as compared with $55.9 million, or $1.08 per diluted share for the six-month period in 2004.

Net income available to common shareholders for the six-month period totaled $42.1 million, or $0.82 per diluted share, as compared with $24.8 million, or $0.49 per diluted share, for the same period 2004. The 2005 year-to-date results included a net gain on sales totaling $26.9 million, or $0.52 per diluted share. No property sales were recorded during the first six months of 2004.

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Adjusted EBITDA for the six-month period totaled $99.5 million, as compared with $94.8 million for the same period 2004. For the six months ended June 30, 2005, revenues totaled $153.3 million, as compared with revenues of $137.7 million for the same period 2004, which excludes revenues from discontinued operations of $2.7 million in the current period and $8.4 million in the prior period.

BRE’s year-over-year comparative earnings and FFO results were influenced by property-level same-store performance, income from acquisitions, properties in the lease-up phase of development and property dispositions. Same-store net operating income (NOI) increased 1.2% for the quarter and 2.0% year-to-date, as compared with the same periods in 2004. (A reconciliation of net income available to common shareholders to NOI is provided at the end of this release.) The positive overall NOI variances were offset by increased interest expense, increased G&A expenses, and preferred stock dividends on our Series D cumulative redeemable preferred stock issued in December 2004.

Interest expense increased to $18.4 million during second quarter 2005, from $16.6 million in second quarter 2004, and to $36.4 million, from $32.3 for the respective six-month periods. The increases reflect the issuance of unsecured notes, $100 million in first quarter 2004 and $150 million in second quarter 2005, as well as a rising short-term interest rate environment. General and administrative expense increased to $4.0 million in second quarter 2005, from $3.1 million in second quarter 2004. The year-over-year increase in G&A expense included anticipated amounts for BRE’s long-term incentive compensation program, increased estimates for professional fees and additional staffing expense. G&A expense decreased $712,000 from first quarter 2005.

	Level of Investment and NOI by Region Quarter Ended June 30, 2005
Region	# Units	Gross Investment	% Investment	% NOI
Southern California	11,092	$1,343,875	50%	53%
Northern California	5,880	616,040	23%	25%
Mountain/Desert	3,770	331,058	12%	9%
Pacific Northwest	3,572	390,981	15%	13%

($ amounts in 000s) Total	24,314	$2,681,954	100%	100%

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Acquisition activities during 2004 increased second quarter 2005 NOI by $3.0 million, as compared with second quarter 2004. Development and lease-up properties generated $0.9 million in additional NOI during the quarter, as compared with second quarter 2004 levels. Disposition activities during fourth quarter 2004 and first half of 2005 reduced second quarter 2005 NOI $2.4 million, as compared with second quarter 2004.

Same-Store Property Results

BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 23,826 apartment units owned directly by BRE, same-store units totaled 20,982 for the quarter.

On a year-over-year basis, overall same-store operating results were affected by increased market rents and increased real estate expenses, consistent with management’s expectations. Average same-store market rent for second quarter 2005 increased 4% to $1,151 per unit, from $1,103 per unit in second quarter 2004. Same-store physical occupancy levels averaged 94.4% during second quarter 2005, as compared with 95.0% in the same period 2004. Annualized resident turnover averaged 63% during the quarter, as compared with 64% second quarter last year.

On a sequential basis, same-store NOI improved 3.7% during second quarter 2005, as compared with first quarter 2005. Sequential same-store revenue increased 2.5%; expenses were flat with first quarter levels.

Same-Store % Growth Results

Q2 2005 Compared with Q2 2004

		% Change
	% NOI	Revenue	Expenses	NOI	# Units
L.A./Orange County, California	28%	5.8%	2.5%	7.3%	5,413
San Diego, California	23%	4.2%	3.7%	4.4%	3,711
San Francisco, California	17%	-2.0%	8.2%	-5.8%	3,035
Seattle, Washington	12%	0.7%	0.8%	0.6%	3,149
Sacramento, California	9%	1.8%	4.3%	0.5%	2,156
Phoenix, Arizona	6%	-0.8%	1.4%	-2.1%	1,898
Denver, Colorado	5%	-2.7%	12.9%	-10.2%	1,620

Total	100%	2.1%	4.1%	1.2%	20,982

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Same-Store % Growth Results

Six Months Ended June 30, 2005 Compared with 2004

		% Change
	% NOI	Revenue	Expenses	NOI	# Units
L.A./Orange County, California	26%	5.6%	0.0%	8.3%	4,901
San Diego, California	23%	4.8%	3.7%	5.3%	3,711
San Francisco, California	18%	-2.9%	3.7%	-5.5%	3,035
Seattle, Washington	13%	0.2%	0.9%	-0.1%	3,149
Sacramento, California	9%	0.0%	-2.9%	1.5%	2,156
Phoenix, Arizona	6%	-1.4%	-0.6%	-1.8%	1,898
Denver, Colorado	5%	-0.6%	3.2%	-2.5%	1,620

Total	100%	1.8%	1.3%	2.0%	20,470

Same-Store Average Occupancy and Turnover Rates

	Physical Occupancy			Turnover Ratio
	Q2 2005	Q1 2005	Q2 2004	YTD 2005	YTD 2004
L.A./Orange County, California	94.6%	94.7%	94.8%	60%	58%
San Diego, California	94.4%	94.4%	95.1%	67%	67%
San Francisco, California	94.2%	92.7%	94.8%	57%	60%
Sacramento, California	95.0%	93.2%	93.7%	68%	77%
Seattle, Washington	94.6%	93.3%	96.1%	57%	59%
Phoenix, Arizona	93.6%	94.0%	94.5%	71%	71%
Denver, Colorado	93.3%	92.7%	95.2%	65%	66%

Average	94.4%	93.8%	95.0%	63%	64%

Acquisition and Development Activity

During second quarter 2005, BRE acquired Mission Grove Park, a 432-unit apartment community, located in Riverside California. The purchase price of $76.5 million included the assumption of $35 million of secured debt. At June 30, this lease-up community had physical occupancy of 64%. The company expects to complete the lease-up of Mission Grove Park in the second half of the year.

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On June 28, 2005, BRE also acquired two urban in-fill parcels in Emeryville, California, at a purchase price of $13 million. The two parcels, totaling 4.5 acres of land, include three occupied office buildings with 150,000 square feet of rentable space, intended for a phased office-to-multifamily conversion. The company intends to maintain the current office use until development plans and public entitlements are finalized. The parcels are located approximately one-quarter mile from BRE’s existing Bay Vista development site, also in Emeryville.

BRE currently has five communities with a total of 1,312 units under construction, for a total estimated investment of $279 million, and an estimated balance to complete totaling $139 million. Expected delivery dates for these units range from fourth quarter 2005 through third quarter 2007. All development communities are in Southern California. At June 30, 2005, BRE owned four parcels of land representing 1,027 units of future development, for an estimated aggregate cost of $296 million upon completion. The land parcels are located in Northern and Southern California, and the Seattle, Washington metro area.

In addition, at June 30, 2005, the company had entered into agreements providing options to purchase or lease four parcels of land, and was actively pursuing local development approvals. Three sites are located in Northern California, representing 992 units of future development and an estimated total cost of $245.3 million. One site is located in Southern California, representing 320 units of future development, and an estimated cost of $77.2 million. Anticipated construction start dates range from the second half 2006 to the second half 2007.

Disposition Activity

Two dispositions closed in second quarter 2005, Pinnacle Mountain View and Pinnacle Canyon View, in Salt Lake City, Utah. These sales concluded a non-strategic market disposition program that was designed to exit the Salt Lake City market and reduce holdings in Phoenix, Arizona. Following is a summary of the program:

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Non-Strategic Market Disposition Program

Fourth Quarter 2004 to Second Quarter 2005

($ amounts in 000s)	Period Sold	Book Basis	Sales Price	Net Gain	Sale Cap Rate	IRR
Phoenix, Arizona Properties
Pinnacle Stonecreek	4Q ‘04	$25,091	$34,700	$9,609	4.8%	12.8%
Scottsdale Cove	1Q ‘05	14,927	36,450	21,523	5.0%	16.0%

Total/Weighted Average - Arizona		$40,018	$71,150	$31,132	4.9%	15.4%

Salt Lake City, Utah Properties
Pinnacle Fort Union	4Q ‘04	$13,780	$16,900	$3,120	6.2%	8.0%
Pinnacle Reserve	4Q ‘04	39,829	47,025	7,196	6.4%	7.7%
Pinnacle Mountain View	2Q ‘05	23,899	27,750	3,851	7.3%	8.5%
Pinnacle Canyon View	2Q ‘05	23,477	25,000	1,523	7.0%	7.5%

Total/Weighted Average - Utah		$100,985	$116,675	$15,690	6.7%	7.9%

Total/Weighted Average		$141,003	$187,825	$46,822	6.0%	10.3%

Financial and Other Information

At June 30, 2005, BRE’s combination of debt and equity resulted in a total market capitalization of approximately $3.9 billion, with a debt-to-total market capitalization ratio of 38%. The company’s outstanding debt of $1.5 billion carried a weighted average interest rate of 5.9% for the six-month period. BRE’s coverage ratio of Adjusted EBITDA to interest expense was 2.7 times for the quarter. The weighted average maturity for outstanding debt is four and a half years. At June 30, 2005, outstanding borrowings under the company’s unsecured and secured lines of credit totaled $264 million, with a weighted average interest cost of 4.26%.

On May 12, 2005, BRE priced a $150 million offering of senior unsecured notes. Interest on the notes is payable semiannually on May 15 and November 15. The notes will mature on May 15, 2010. These five-year notes were offered at 99.594% of par value, with a coupon of 4.875%. Banc of America Securities LLC and JPMorgan acted as joint book-running managers; CommerzBank Corporates & Markets and Wachovia Securities as senior co-managers; and KeyBanc Capital Markets, PNC Capital Markets, Inc., and Scotia Capital as co-managers.

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For second quarter 2005, cash dividend payments to common shareholders totaled $25.3 million, or $0.50 per share, which represents an increase of 2.6% over prior year per share dividend levels.

Earnings Outlook

At July 17, 2005, 15 research analysts contributed quarterly FFO estimates on BRE to First CallTM, a widely referenced source of consensus earnings. Current analyst estimates of BRE’s per share FFO for second quarter 2005 range from $0.50 to $0.52, for a consensus average of $0.51 per share.

For the year 2005, 15 analysts have contributed FFO estimates for BRE to First Call ranging from $2.06 to $2.18, for a consensus average of $2.12. Given current expectations and judgement, BRE has adjusted its earnings outlook for 2005 to reflect revised estimates for transactional factors, including the possibility of additional property sales during the second half of 2005.

As adjusted, BRE expects FFO per share to range $2.10 to $2.17 for the year, including litigation costs classified as Other Expenses ranging $0.05 to $0.06 per share. EPS is expected to range $1.19 to $1.25 for 2005.

The guidance reflects two transactional factors. During second quarter 2005, BRE took advantage of favorable market conditions and issued $150 million of five-year notes, originally intended for fourth quarter 2005. In addition, the company has elected not to proceed with stabilized property acquisitions as previously planned and reflected in prior guidance.

The lower end of the guidance range factors in the potential impact of additional property sales in non-strategic markets, and the timing risk associated with the recognition of certain one-time revenue items.

For third quarter 2005, the company expects FFO per share to range $0.52 to $0.56 and EPS to range $0.16 to $0.20.

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FFO and EPS estimates may be subject to fluctuation as a result of several factors, including any change to underlying operating fundamentals, the timing associated with acquisition and disposition activity, the incurrence of any unexpected charges, and any gains or losses associated with disposition activity.

Q2 2005 Analyst Conference Call

The company will hold a conference call on Wednesday, July 20 at 8:30 a.m. PDT (11:30 a.m. EDT) to review these results. The dial-in number to participate in the U.S and Canada is 888.290.1473; the international number is 706.679.8398. Enter Conf. ID# 7529282. A telephone replay of the call will be available for 30 days at 800.642.1687 or 706.645.9291 international, using the same ID#. A link to the live webcast of the call will be posted on www.breproperties.com, in Investors, on the Corporate Profile page. A webcast replay will be available for one month following the call.

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 84 apartment communities totaling 23,826 units in California, Arizona, Washington and Colorado. The company currently has nine other properties in various stages of development and construction, totaling 2,339 units, and joint venture interests in two additional apartment communities, totaling 488 units.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the Company’s capital resources, portfolio performance and results of operations, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intonations. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in affecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Rescue Code of 1986, as amended, and increases in real property tax rates. The Company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the Company’s subsequent filings with the Securities and Exchange Commission. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The company assumes no liability to update this information. For more details, please refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on form 10-Q.

BRE Properties, Inc.

Financial and Operating Highlights

Second Quarter 2005

(Unaudited; in thousands, except per share, ratio and community data)

	Six Months ended June 30,
OPERATING INFORMATION	2005	2004
Total revenues (1)	$153,277	$137,682
Net income available to common shareholders	$42,103	$24,815
Per diluted share	$0.82	$0.49

Funds from Operations (2)	$53,134	$55,862
FFO per diluted share	$1.01	$1.08

Other Expenses (3)	$729	$1,365
Other Expenses per diluted share	$0.01	$0.03

Dividends per share	$1.00	$0.98

Adjusted EBITDA (2)	$99,503	$94,774

Common dividends	$50,655	$48,919
Preferred dividends	$8,936	$5,386

Interest expense	$36,437	$32,267

Interest coverage ratio (4)	2.7	2.9

Fixed charge coverage ratio (4)	2.2	2.5

Same-store revenue increase/decrease	1.8%	0.6%
Same-store expense increase/decrease	1.3%	6.6%
Same-store NOI increase/decrease	2.0%	-1.4%
Operating margins	68%	69%

CAPITALIZATION DATA	6/30/05	6/30/04
Net real estate investments	$2,583,134	$2,283,327
Total assets, gross	$2,951,265	$2,596,001

Total debt	$1,478,505	$1,279,191
Minority interest	$61,675	$33,798
Preferred stock (at liquidation preference)	$250,000	$175,000
Total shareholders’ equity	$1,043,017	$979,151

Common shares and units outstanding	51,856	51,151
Share price, end of period	$41.85	$34.75

Total market capitalization	$3,898,679	$3,231,688
Total book capitalization	$2,583,197	$2,292,140

Debt to total market capitalization	38%	40%
Debt to total book capitalization	57%	56%
Debt to total assets, gross	50%	49%
Secured debt to total assets	11%	12%

COMMUNITY INFORMATION	6/30/05	6/30/04
Operating communities:
Communities	86	87
Units	24,314	24,173

Communities under development:
Communities	9	7
Units	2,339	1,660

(1)	Revenues reported exclude results from discontinued operations, partnership income and other income.
(2)	Please refer to Exhibit C for definitions and reconciliations of all non-GAAP financial measures presented in this package.
(3)	Other expenses represent Red Hawk Ranch litigation and consultant costs.
(4)	Interest coverage represents ratio of Adjusted EBITDA to interest expense. Fixed charge coverage represents ratio of Adjusted EBITDA to interest expense plus preferred stock dividends.

BRE Properties, Inc.

Consolidated Balance Sheets

Second Quarter 2005

(Unaudited, dollar amounts in thousands except per share data)

	June 30, 2005	June 30, 2004
ASSETS
Real estate portfolio:
Direct investments in real estate:

Investments in rental properties	$2,671,796	$2,360,742
Construction in progress	135,217	95,777
Less: accumulated depreciation	(315,772)	(257,548)

	2,491,241	2,198,971

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	10,158	10,325

Real estate held for sale, net	—	60,606

Land under development	81,735	13,425

Total real estate portfolio	2,583,134	2,283,327

Other assets	52,359	55,126

TOTAL ASSETS	$2,635,493	$2,338,453

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$998,023	$848,456
Unsecured line of credit	189,000	160,000
Secured line of credit	75,000	140,000
Mortgage loans	216,482	130,735
Accounts payable and accrued expenses	52,296	46,313

Total liabilities	1,530,801	1,325,504

Minority interests	61,675	33,798

Shareholders’ equity:

Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 10,000,000 and 7,000,000 shares with $25 liquidation preference issued and outstanding at June 30, 2005 and June 30, 2004, respectively.	100	70

Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 50,837,086 and 50,178,878 at June 30, 2005 and 2004, respectively.	508	502

Additional paid-in capital	1,042,409	978,579

Total shareholders’ equity	1,043,017	979,151

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,635,493	$2,338,453

BRE Properties, Inc.

Consolidated Statements of Income

Quarters and Six Months Ended June 30, 2005 and 2004

(Unaudited, dollar and share amounts in thousands)

	Quarter ended 6/30/05	Quarter ended 6/30/04	Six months ended 6/30/05	Six months ended 6/30/04
REVENUE

Rental income	$73,742	$67,260	$145,981	$131,523
Ancillary income	4,066	3,174	7,296	6,159

Total revenue	77,808	70,434	153,277	137,682

EXPENSES

Real estate expenses	24,658	21,480	48,837	43,252
Depreciation	18,270	14,223	36,490	27,873
Interest expense	18,378	16,591	36,437	32,267
General and administrative	4,048	3,088	8,808	6,398
Other expenses	281	515	729	1,365

Total expenses	65,635	55,897	131,301	111,155

Other income	497	211	1,701	518

Income before minority interests, partnership income and discontinued operations	12,670	14,748	23,677	27,045

Minority interests	(915)	(613)	(1,705)	(1,331)
Partnership income	102	264	247	429

Income from continuing operations	11,857	14,399	22,219	26,143

Discontinued operations:
Discontinued operations, net (1)	503	2,021	1,923	4,058
Net gain on sales	5,374	—	26,897	—

Total discontinued operations	5,877	2,021	28,820	4,058

NET INCOME	$17,734	$16,420	$51,039	$30,201

Dividends attributable to preferred stock	4,468	3,203	8,936	5,386

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$13,266	$13,217	$42,103	$24,815

Net income per common share - basic	$0.26	$0.26	$0.83	$0.50

Net income per common share - assuming dilution	$0.26	$0.26	$0.82	$0.49

Weighted average shares outstanding - basic (2)	50,810	50,130	50,695	50,095

Weighted average shares outstanding - assuming dilution(2)	51,560	50,560	51,440	50,530

(1)    Details of net earnings from discontinued operations. For 2005 includes results from one property sold during 1Q ‘05 and the two properties sold during 2Q ‘05. For 2004 also includes NOI from three properties sold during 4Q ‘04.

	Quarter ended 6/30/05	Quarter ended 6/30/04	Six months ended 6/30/05	Six months ended 6/30/04
Rental and ancillary income	$674	$4,236	2,731	$8,440
Real estate expenses	(171)	(1,344)	(808)	(2,645)
Depreciation	—	(871)	—	(1,737)

Income from discontinued operations, net	$503	$2,021	$1,923	$4,058

(2)	See analysis of weighted average shares and ending shares at page 17.

BRE Properties, Inc.

Consolidated Balance Sheets-Past Five Quarters

(Unaudited, dollar amounts in thousands except per share data)

	June 30, 2005	March 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004
ASSETS
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,671,796	$2,568,723	$2,538,171	$2,441,375	$2,360,742
Construction in progress	135,217	125,686	108,930	72,289	95,777
Less: accumulated depreciation	(315,772)	(297,985)	(280,498)	(273,849)	(257,548)

	2,491,241	2,396,424	2,366,603	2,239,815	2,198,971
Equity interests in real estate joint ventures:
Investments in rental properties	10,158	10,175	10,227	10,268	10,325
Real estate held for sale	—	45,296	60,383	60,325	60,606
Land under development	81,735	79,388	43,204	24,939	13,425

Total real estate portfolio	2,583,134	2,531,283	2,480,417	2,335,347	2,283,327
Other assets	52,359	55,189	38,524	47,174	55,126

TOTAL ASSETS	$2,635,493	$2,586,472	$2,518,941	$2,382,521	$2,338,453

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:

Unsecured senior notes	$998,023	$848,092	$848,201	$848,352	$848,456
Unsecured line of credit	189,000	245,000	187,000	218,000	160,000
Secured line of credit	75,000	140,000	140,000	140,000	140,000
Mortgage loans	216,482	192,111	203,365	130,016	130,735
Accounts payable and accrued expenses	52,296	48,100	58,053	42,114	46,313

Total liabilities	1,530,801	1,473,303	1,436,619	1,378,482	1,325,504

Minority interests	61,675	61,675	35,675	35,720	33,798

Shareholders’ equity:
Preferred stock	100	100	100	70	70
Common stock	508	508	504	503	502
Additional paid-in capital	1,042,409	1,050,886	1,046,043	967,746	978,579

Total shareholders’ equity	1,043,017	1,051,494	1,046,647	968,319	979,151

TOTAL LIABILITIES AND EQUITY	$2,635,493	$2,586,472	$2,518,941	$2,382,521	$2,338,453

BRE Properties, Inc.

Consolidated Statements of Income

Past Five Quarters

(Unaudited, dollar amounts in thousands)

	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004
REVENUE

Rental income	$73,742	$72,239	$68,063	$68,412	$67,260
Ancillary income	4,066	3,230	3,190	3,294	3,174

Total revenue	77,808	75,469	71,253	71,706	70,434

EXPENSES

Real estate expenses	24,658	24,178	22,758	22,424	21,480
Depreciation	18,270	18,220	17,056	16,366	14,223
Interest expense	18,378	18,059	17,783	16,775	16,591
General and administrative	4,048	4,760	3,168	3,091	3,088
Other expenses	281	448	5,015	427	515

Total expenses	65,635	65,665	65,780	59,083	55,897
Other income	497	1,204	523	591	211
Income before minority interests, partnership income and discontinued operations	12,670	11,008	5,996	13,214	14,748
Minority interests	(915)	(790)	(602)	(576)	(613)
Partnership income	102	145	911	218	264

Income from continuing operations	11,857	10,363	6,305	12,856	14,399

Discontinued operations:
Discontinued operations, net (1)	503	1,420	2,426	1,827	2,021
Net gain on sales	5,374	21,523	19,925	—	—

Total discontinued operations	5,877	22,943	22,351	1,827	2,021

NET INCOME	$17,734	$33,306	$28,656	$14,683	$16,420

Dividends attributable to preferred stock	4,468	4,468	3,526	3,203	3,203

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$13,266	$28,838	$25,130	$11,480	$13,217

Net income per common share - basic	$0.26	$0.57	$0.50	$0.23	$0.26

Net income per common share - diluted	$0.26	$0.56	$0.49	$0.23	$0.26

Weighted average shares outstanding - basic	50,810	50,595	50,375	50,210	50,130

Weighted average shares outstanding - assuming dilution	51,560	51,330	51,320	50,895	50,560

(1) Details of earnings from discontinued operations, net:

	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004
Rental and ancillary income	$674	$2,057	$3,998	$4,113	$4,236
Real estate expenses	(171)	(637)	(1,275)	(1,403)	(1,344)
Depreciation	—	—	(297)	(883)	(871)

Income from discontinued operations, net	$503	$1,420	$2,426	$1,827	$2,021

BRE Properties, Inc.

Reconciliation of Funds from Operations (FFO), Capital Expenditures, and Continuing and Discontinued Operations

(In thousands, except per share, unit and per unit data)

	June 30 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004
CALCULATION OF FFO

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$13,266	$28,838	$25,130	$11,480	$13,217
Add back/ exclude:
Depreciation from continuing operations	18,270	18,220	17,056	16,366	14,223
Depreciation from discontinued operations	—	—	297	883	871
Minority interests	915	790	602	576	613
Depreciation from unconsolidated entities	216	202	240	284	219
Net (gain) on sales	(5,374)	(21,523)	(19,925)	—	—
Less: Minority interests not convertible into common shares	(405)	(280)	(105)	(105)	(139)

FUNDS FROM OPERATIONS (1)	$26,888	$26,247	$23,295	$29,484	$29,004

Other expenses (2), (3)	$281	$448	$5,015	$427	$515

Weighted average shares and equivalents outstanding - assuming dilution	52,580	52,350	52,340	51,860	51,530
PER SHARE INFORMATION - ASSUMING DILUTION:
Funds from operations	$0.51	$0.50	$0.45	$0.57	$0.56
Other expenses (2), (3)	$0.01	$0.01	$0.10	$0.01	$0.01

(1)      Funds From Operations (FFO) is calculated in accordance with the White Paper adopted by the National Association of Real Estate Investment Trusts in October 1999 (as amended in April 2002). See Exhibit C for further definition.

(2) Includes litigation and consulting costs incurred in connection with a construction defect lawsuit BRE is pursuing regarding the Red Hawk Ranch apartment community.
(3) Includes a one-time charge totaling $4,080,000 during the fourth quarter of 2004, relating to the retirement of our chief executive officer.

	June 30 2005	Mar. 31 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004
CAPITAL EXPENDITURES
Capital expenditures (4)	$4,140	$1,076	$5,285	$6,453	$4,223

Average apartment units in period	24,198	24,238	24,384	23,952	23,556
Capital expenditures per apartment unit in period	$171	$44	$217	$269	$179
Capital expenditures per apartment unit-trailing four quarters	$701	$709	$752	$654	$502
Revenue enhancing rehabilitation costs	$5,370	$3,476	$8,039	$4,571	$4,168

(4)      Represents capital expenditures, excluding rehabilitation costs and development advances. The company expenses certain improvements related to the operation of apartment communities, including carpet, window covering and appliance replacements.

	June 30 2005	Mar. 31 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004
RECONCILIATION OF CONTINUING AND DISCONTINUED OPERATIONS
Revenues from continuing operations	$78,407	$76,818	$72,687	$72,515	$70,909
Revenues from discontinued operations	674	2,057	3,998	4,113	4,236

Total Revenues	$79,081	$78,875	$76,685	$76,628	$75,145

Real estate expenses-continuing operations	$24,658	$24,178	$22,758	$22,424	$21,480
Real estate expenses-discontinued operations	171	637	1,275	1,403	1,344

Total Real Estate Expenses	$24,829	$24,815	$24,033	$23,827	$22,824

Total Net Operating Income	$54,252	$54,060	$52,652	$52,801	$52,321

Depreciation from continuing operations	$18,270	$18,220	$17,056	$16,366	$14,223
Depreciation from discontinued operations	—	—	297	883	871

Total Depreciation	$18,270	$18,220	$17,353	$17,249	$15,094

BRE Properties, Inc.

“Same-Store” Markets Summary

For the Quarters ended June 30, 2005 and 2004

(Dollar amounts in thousands)

		Revenues			Expenses
	No. of Units	Q2 2005	Q2 2004	% Change	Q2 2005	Q2 2004	% Change
California
L.A./Orange County	5,413	$18,709	$17,681	5.8%	$5,651	$5,514	2.5%
San Diego	3,711	14,421	13,837	4.2%	3,801	3,667	3.7%
San Francisco	3,035	11,511	11,751	-2.0%	3,420	3,160	8.2%
Sacramento	2,156	6,306	6,197	1.8%	2,067	1,981	4.3%
Pacific Northwest
Seattle	3,149	8,976	8,914	0.7%	3,073	3,049	0.8%
Mountain/Desert Markets
Phoenix	1,898	4,385	4,419	-0.8%	1,690	1,667	1.4%
Denver	1,620	3,766	3,870	-2.7%	1,427	1,264	12.9%

Total Same-Store (1)	20,982	$68,074	$66,669	2.1%	$21,128	$20,302	4.1%

			Net Operating Income
	No. of Communities	No. of Units	Q2 2005	Q2 2004	% Change	% of Total
California
L.A./Orange County	21	5,413	$13,058	$12,167	7.3%	28%
San Diego	13	3,711	10,620	10,170	4.4%	23%
San Francisco	9	3,035	8,091	8,591	-5.8%	17%
Sacramento	10	2,156	4,239	4,216	0.5%	9%
Pacific Northwest
Seattle	13	3,149	5,903	5,865	0.6%	12%
Mountain/Desert Markets
Phoenix	5	1,898	2,695	2,752	-2.1%	6%
Denver	5	1,620	2,339	2,606	-10.2%	5%

Total Same-Store (1)	76	20,982	$46,946	$46,367	1.2%	100%

“Non Same-Store” Summary

	No. of Communities	No. of units	Net Operating Income
			Q2 2005	Q2 2004

Acquired properties (2)	4	1,603	2,990	—
Development properties (3)	3	788	2,416	1,504
Rehabilitation properties (4)	1	453	798	1,083
Discontinued operations (5)	2	612	503	2,892
Joint venture and other real estate income (6)	2	488	102	264
Other income	n/a	n/a	497	211

Total Non Same-Store	12	3,944	$7,306	$5,954

Less Properties Sold Q2 ‘05	(2)	(612)
Total All Units / NOI	86	24,314	$54,252	$52,321

(1)	Consists of stabilized properties owned by BRE for at least five full quarters, starting April 1, 2004.
(2)	Consists of NOI from properties acquired after April 1, 2004.
(3)	Consists of NOI from developed properties delivered or stabilized after April 1, 2004 and 32 units delivered from properties still under construction.
(4)	Consists of NOI from one property which is under rehabilitation.
(5)	Consists of NOI from two properties sold during 2Q ‘05. For 2004 also includes NOI from three properties sold during 4Q ‘04 and one property sold during 1Q ‘05.
(6)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties.

BRE Properties, Inc.

“Same-Store” Markets Summary

For the Six Months Ended June 30, 2005 and 2004

(Dollar amounts in thousands)

		Revenues			Expenses
	No. of Units	YTD 6/30 2005	YTD 6/30 2004	% Change	YTD 6/30 2005	YTD 6/30 2004	% Change
California
L.A./Orange County	4,901	$33,114	$31,344	5.6%	$10,110	$10,111	0.0%
San Diego	3,711	28,515	27,196	4.8%	7,750	7,475	3.7%
San Francisco	3,035	22,736	23,414	-2.9%	6,810	6,565	3.7%
Sacramento	2,156	12,403	12,404	0.0%	4,048	4,169	-2.9%
Pacific Northwest
Seattle	3,149	17,664	17,621	0.2%	6,274	6,218	0.9%
Mountain/Desert Markets
Phoenix	1,898	8,718	8,839	-1.4%	3,327	3,347	-0.6%
Denver	1,620	7,478	7,520	-0.6%	2,644	2,561	3.2%

Total Same-Store (1)	20,470	$130,628	$128,338	1.8%	$40,962	$40,446	1.3%

			Net Operating Income
	No. of Communities	No. of Units	YTD 6/30 2005	YTD 6/30 2004	% Change	% of Total
California
L.A./Orange County	17	4,901	$23,004	$21,233	8.3%	26%
San Diego	13	3,711	20,765	19,721	5.3%	23%
San Francisco	9	3,035	15,926	16,849	-5.5%	18%
Sacramento	10	2,156	8,355	8,235	1.5%	9%
Pacific Northwest
Seattle	13	3,149	11,390	11,403	-0.1%	13%
Mountain/Desert Markets
Phoenix	5	1,898	5,391	5,492	-1.8%	6%
Denver	5	1,620	4,834	4,959	-2.5%	5%

Total Same-Store (1)	72	20,470	$89,666	$87,892	2.0%	100%

“Non Same-Store” Summary

	No. of Communities	No. of units	Net Operating Income
			YTD 6/30/05	YTD 6/30/04
Acquired properties (2)	8	2,115	8,415	1,769
Development properties (3)	3	788	4,675	2,548
Rehabilitation properties (4)	1	453	1,684	2,220
Discontinued operations (5)	3	928	1,923	5,795
Joint venture and other real estate income (6)	2	488	247	429
Other income	n/a	n/a	1,701	518

Total Non Same-Store	17	4,772	$18,645	$13,279

Less Properties Sold Six Months Ended June 30, ‘05	(3)	(928)
Total All Units / NOI	86	24,314	$108,311	$101,171

(1)	Consists of stabilized properties owned by BRE for at least six full quarters, starting January 1, 2004.
(2)	Consists of NOI from properties acquired after January 1, 2004.
(3)	Consists of NOI from developed properties delivered or stabilized after January 1, 2004.
(4)	Consists of NOI from one property which is under rehabilitation.
(5)	Consists of NOI from one property sold during the first quarter and the two properties sold during 2Q ‘05. For 2004 also includes NOI from three properties sold during 4Q ‘04.
(6)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties.

BRE Properties, Inc.

“Same -Store” Operating Metrics

As of June 30, 2005 and 2004

	No. of Units	Market Rent per Unit (1)			Occupancy (2)		Turnover Ratio (3)
		Q205	Q204	% Change	Q205	Q204	2005	2004
California
L.A./ Orange Co.	5,413	$1,226	$1,151	7%	94.6%	94.8%	60%	58%
San Diego	3,711	1,386	1,319	5%	94.4%	95.1%	67%	67%
San Francisco	3,035	1,366	1,354	1%	94.2%	94.8%	57%	60%
Sacramento	2,156	1,045	992	5%	95.0%	93.7%	68%	77%

Pacific Northwest
Seattle	3,149	990	953	4%	94.6%	96.1%	57%	59%

Mountain/Desert Markets
Phoenix	1,898	819	769	7%	93.6%	94.5%	71%	71%
Denver	1,620	797	803	-1%	93.3%	95.2%	65%	66%

Total/Average Same Store (4)	20,982	$1,151	$1,103	4%	94.4%	95.0%	63%	64%

(1)	Represents, by region, weighted average market level rents for the period.
(2)	Represents average physical occupancy for the quarter. Excludes properties in lease-up.
(3)	Represents the annualized number of units turned over for the period, divided by the number of units in the region.
(4)	Consists of stabilized properties directly owned by BRE for at least five full quarters, starting April 1, 2004.

“Non Same-Store” Operating Metrics

Acquisition, Development, Rehabilitation, and Joint Venture Communities - Q205 (5)

	Number of Units					Market Rent/Unit	Average Occupancy
	ACQ	DEV	REHAB	JV	Total
California
L.A./ Orange Co.	1,180	788	—	—	1,968	$1,596	89.3%
San Francisco	—	—	453	—	453	$1,374	76.0%
Sacramento	—	—	—	236	236	$1,074	95.2%

Pacific Northwest
Seattle	423	—	—	—	423	$1,101	83.1%

Mountain/Desert Markets
Phoenix	—	—	—	252	252	831	94.6%

Total/Average Non-Same Store	1,603	788	453	488	3,332	$1,408	87.5%

Total/Average Portfolio					24,314	$1,186	93.4%

(5)	Consists of communities acquired and development properties delivered or stabilized after April 1, 2004, one community currently under rehabilitation, and two communities contributed to JV arrangements.

BRE Properties, Inc.

Debt Structure and Share Analysis as of June 30, 2005

(Dollar and share amounts in thousands)

			For the six months ended June 30, 2005
	Balance Outstanding June 30, 2005	Average Life	Weighted Average Int. Rate	Percentage Total Debt	Percentage Gross Assets
FIXED RATE
Unsecured	$980,000	5.5 years	6.37%	66.3%	33.2%
Secured	182,695	6.1 years	6.38%	12.4%	6.2%

Total fixed rate debt	$1,162,695	5.6 years	6.37%	78.6%	39.4%

VARIABLE RATE DEBT

Unsecured Line of credit (1)	$189,000	0.8 years	4.67%	12.8%	6.4%
Secured Line of credit	75,000	2.9 years	3.24%	5.1%	2.5%
Debt subject to floating rate swaps (2)	28,520	0.1 years	5.75%	1.9%	1.0%
Secured tax-exempt mortgages	23,290	3.2 years	3.24%	1.6%	0.8%

Total variable rate debt	$315,810	1.4 years	4.32%	21.4%	10.7%

TOTAL DEBT	$1,478,505	4.7 years	5.93%	100.0%	50.1%

Ratio of debt to total market capitalization	38%

Interest expense coverage - YTD ‘05	2.7 x

Fixed charge coverage - YTD ‘05 (3)	2.2 x

SCHEDULED PRINCIPAL PAYMENTS

	Unsecured	Secured	Total
2005	$18,023	11,875	$29,898
2006(4)	189,000	15,668	204,668
2007	200,000	14,820	214,820
2008(5)	—	97,511	97,511
2009	200,000	19,328	219,328
2010	150,000	33,282	183,282
2011	250,000	2,121	252,121
Thereafter	180,000	96,877	276,877

Total	$1,187,023	$291,482	$1,478,505

SENIOR UNSECURED DEBT RATINGS

Moody’s	Baa2	(stable)
Standard & Poor’s	BBB	(stable)
Fitch	BBB	(stable)

CAPITALIZED INTEREST

	Qtr. Ended 6/30/2005	Qtr. Ended 6/30/2004
Interest capitalized	$2,887	$1,504

	Ytd Ended 6/30/2005	Ytd Ended 6/30/2004
Interest capitalized	$4,889	$3,370

SUMMARY OF COMMON SHARES

	Qtr. Ended 6/30/2005	Qtr. Ended 6/30/2004
Weighted Average
Weighted average shares outstanding (6)	50,810	50,130
Weighted average OP units	1,020	970
Dilutive effect of stock options	750	430

Diluted shares - FFO (7)	52,580	51,530
Less: Anti-dilutive OP Units (8)	(1,020)	(970)

Diluted shares - EPS(9)	51,560	50,560

	Ytd Ended 6/30/2005	Ytd Ended 6/30/2004
Weighted Average
Weighted average shares outstanding (6)	50,695	50,095
Weighted average OP units	1,020	970
Dilutive effect of stock options	745	435

Diluted shares - FFO (7)	52,460	51,500
Less: Anti-dilutive OP Units (8)	(1,020)	(970)

Diluted shares - EPS(9)	51,440	50,530

	As of 6/30/2005	As of 6/30/2004
Ending
Shares outstanding at end of period	50,837	50,178
OP units at end of period	1,019	973
Dilutive effect of stock options	750	430

Total	52,606	51,581

SUMMARY OF PREFERRED SHARES
	Qtr. Ended 6/30/2005	Qtr. Ended 6/30/2004
8.08% Series B, $25 per share liquidation pref.	3,000	3,000
6.75% Series C, $25 per share liquidation pref.	4,000	4,000
6.75% Series D, $25 per share liquidation pref.	3,000	—

	10,000	7,000

(1)	We have a revolving Line of credit providing up to $350 million currently priced at LIBOR plus 70 bp, maturing in April 2006.
(2)	We have two interest rate swap agreements with a notional amount aggregating $28.4 million that are used to assume a floating rate of interest on a portion of our fixed rate debt, maturing in 2005.
(3)	Represents interest expense and preferred stock dividend payment coverage for the six months June 30, 2005.
(4)	Includes the scheduled maturity of our unsecured line of credit. At June 30, 2005, the outstanding balance was $189 million.
(5)	Includes the scheduled maturity of our secured line of credit. At June 30, 2005, the outstanding balance was $75 million.
(6)	Represents denominator for shares in the calculation of basic earnings per share.
(7)	Represents denominator for shares in the calculation of diluted FFO per share.
(8)	Under FAS 128, common share equivalents deemed to be anti-dilutive are excluded from the diluted earnings per share calculations.
(9)	Represents denominator for shares in the calculation of diluted EPS.

BRE Properties, Inc.

Development Communities and Land Held for Development

June 30, 2005

(Dollar amounts in millions)

CONSTRUCTION IN PROGRESS	Number of Units	Cost Incurred (1)	Estimated Cost	Balance to Complete	Product Type	First Units Delivered	Estimated Completion (2)
The Heights Chino Hills, CA	208	$33.4	$40.2	$6.8	Garden	2Q/2005	4Q/2005
Bridgeport Cove Santa Clarita, CA	188	25.4	40.5	15.1	Garden	4Q/2005	2Q/2006
Galleria at Towngate Moreno Valley, CA	268	23.7	39.6	15.9	Garden	4Q/2005	2Q/2006
Renaissance at Uptown Orange Orange, CA	460	34.1	104.1	70.0	Wrap	1Q/2007	3Q/2007
The Stuart at Sierra Madre Villa Pasadena, CA	188	22.7	54.2	31.5	Podium	4Q/2006	2Q/2007

Total CIP	1,312	$139.3	$278.6	$139.3

LAND UNDER DEVELOPMENT (3)	Number of Units	Cost Incurred	Estimated Cost	Estimated Const. Start	Product Type
Bay Vista Apartments Emeryville, CA	224	$14.9	$60.4	3Q/2005	Podium
Belcarra Apartments Bellevue, WA	320	22.7	71.4	2Q/2006	Podium
Denny Way Apartments Seattle, WA	195	9.0	47.9	2Q/2006	Podium
5600 Wilshire Los Angeles, CA	288	35.1	116.6	4Q/2005	Podium

Total LUD	1,027	$81.7	$296.3

Projected Composite Yield Upon Stabilization (4)		7.50% - 8.00%

LAND UNDER CONTRACT (5)	Number of Units	Cost Incurred (6)	Estimated Cost (7)	Estimated Const. Start	Product Type
Anaheim, CA	320	$3.9	$77.2	2H/2006	Podium
Walnut Creek, CA	378	1.5	100.2	2H/2006	Podium
Santa Clara, CA	206	0.8	52.7	1H/2007	Podium
Pleasanton, CA	408	1.0	92.4	2H/2007	Wrap

Total	1,312	$7.2	$322.5

(1)	Reflects all recorded costs incurred as of June 30, 2005, recorded on our consolidated balance sheet as “direct investments in real estate-construction in progress” and $4.1 million of costs for the 32 completed units on The Heights that have been completed, reflected on our Consolidated Balance Sheet as “direct investments in real estate-investments in rental properties.”
(2)	“Completion” is defined as our estimate of when an entire project will have a final certificate of occupancy issued and be ready for occupancy. Completion dates have been updated to reflect our current estimates of receipt of final certificates of occupancy, which are dependent on several factors, including construction delays and the inability to obtain necessary public approvals.
(3)	Land under development represents projects in various stages of predevelopment, development and initial construction, for which construction or supply contracts have not yet been finalized. As these contracts are finalized, projects are transferred to construction in progress on our consolidated balance sheet.
(4)	Represents weighted average projected stabilized yield for construction in progress and land under development.
(5)	Land under contract represents land parcels for which we have signed a purchase and sale agreement and commenced the entitlement process.
(6)	Represents deposits, contractual costs, and entitlement expenses incurred to date.
(7)	Estimated costs for properties categorized as Land under Contract are subject to change during the process of entitlement.

BRE Properties, Inc.	Exhibit A
Sequential “Same-Store” Multifamily Markets Summary
Last five quarters

REVENUES

	Q2 2005	Q1 2005	Q4 2004	Q3 2004	Q2 2004
California

L.A./Orange County	2.5%	0.9%	-0.6%	1.6%	3.2%
San Diego	2.3%	2.6%	-0.7%	0.0%	3.6%
San Francisco	2.5%	1.6%	-4.6%	-1.5%	0.8%
Sacramento	3.4%	1.3%	-3.4%	0.5%	-0.2%

Pacific Northwest
Seattle	3.3%	1.8%	-4.1%	-0.2%	2.4%

Mountain/Desert Markets
Phoenix	1.2%	0.4%	-1.7%	-0.4%	0.1%
Denver	1.4%	1.7%	-4.8%	-3.2%	3.6%

Total Same Store	2.5%	1.6%	-2.4%	-0.8%	1.7%

EXPENSES(1)

	Q2 2005	Q1 2005	Q4 2004	Q3 2004	Q2 2004
California

L.A./Orange County	-1.7%	7.2%	-1.8%	-3.2%	-4.9%
San Diego	-3.8%	10.4%	-1.5%	-0.9%	-3.7%
San Francisco	0.9%	-10.4%	8.9%	10.0%	-7.2%
Sacramento	4.3%	1.9%	-3.3%	1.4%	-9.5%

Pacific Northwest
Seattle	-4.0%	7.8%	-8.0%	5.8%	-3.8%

Mountain/Desert Markets
Phoenix	3.2%	9.7%	-13.4%	3.4%	-0.2%
Denver	17.3%	-6.6%	-10.4%	20.9%	-4.4%

Total Same Store	0.0%	3.2%	-2.5%	6.8%	-4.8%

NET OPERATING INCOME

	Q2 2005	Q1 2005	Q4 2004	Q3 2004	Q2 2004
California

L.A./Orange County	4.4%	-1.7%	-0.1%	3.7%	7.1%
San Diego	4.7%	-0.1%	-0.4%	0.3%	6.5%
San Francisco	3.3%	7.9%	-10.4%	-5.7%	4.0%
Sacramento	3.0%	1.0%	-3.4%	0.1%	4.9%

Pacific Northwest
Seattle	2.7%	-1.4%	-1.9%	-3.3%	5.9%

Mountain/Desert Markets
Phoenix	0.0%	-4.5%	5.8%	-2.6%	0.2%
Denver	-6.3%	6.3%	-1.2%	-14.3%	7.8%

Total Same Store	3.7%	0.8%	-2.3%	-3.1%	5.2%

(1)	Expenses fluctuate from quarter to quarter due to timing of repairs and maintenance, utilities and other items.

BRE Properties, Inc.	Exhibit B
Net Asset Value Calculation, Annualized Q2 2005
(Amounts in thousands, except per share data)

Overall portfolio capitalization rate: 5.25% (1)

	Calculation per Actual-Q2 ‘05	Adjustments		As Adjusted
Annualized revenues and expenses:
Current rental revenues	$294,968	(2,180	)(3),(4)	$292,788
Partnership and ancillary revenues (2)	16,672			16,672

Total real estate revenues	311,640			$309,460

Total real estate expenses	(98,632)	(2,104	)(3),(4)	(96,528)

Annualized real estate net operating income	$213,008	$(76)		$212,932

Real estate asset value	4,057,295			$4,055,848

Value of other assets:
Properties acquired @ 1.0x cost	—	76,535	(3)	$76,535
Construction in progress @ 1.10x cost	148,739	4,463	(4)	153,202
Land under development @1.10x cost	89,909			89,909
Receivables and other assets, tangible	40,128			40,128
Other liabilities and nonconvertible minority interest	(86,403)			(86,403)

Total value of other assets	$192,373	$80,998		$273,371

Value of all assets:
Real estate asset value	$4,057,295			$4,055,848
Value of other assets	192,373			273,371

Total asset value	$4,249,668			$4,329,219

Debt and preferred equity:
Mortgage loans	$216,482			$216,482
Unsecured senior notes	998,023			998,023
Unsecured line of credit	189,000			189,000
Secured line of credit	75,000			75,000
Perpetual preferred stock	250,000			250,000

Total debt and preferred	$1,728,505			$1,728,505

Current equity value	$2,521,163			$2,600,714

Common shares outstanding	50,837			50,837
Operating partnership units	1,019			1,019
Dilution from stock options	750			750

Diluted shares/OP units outstanding	52,606			52,606

CURRENT NET ASSET VALUE PER SHARE	$47.93			$49.44

1 Market cap rates	Current range
San Francisco	4.50% - 5.00%
San Diego	4.50% - 5.00%
L.A. / Orange Co.	4.50% - 5.00%
Sacramento	5.00% - 5.50%
Seattle	5.00% - 5.50%
Phoenix	5.00% - 5.50%
Denver	5.25% - 5.75%

Weighted average	4.75% - 5.25%

NAV Sensitivity

Cap Rate	$NAV / Share
5.25%	$49.44
5.00%	$53.29
4.75%	$57.55

[1]	The NAV calculation uses a cap rate of 5.25%, which is at the high end of our estimated composite range. Market cap rates are based on market transactional data in each operating region, compiled internally, and are updated on a semi-annual basis.
[2]	Excludes other income.
[3]	NOI adjusted for communities that did not generate full rental revenues for the period. Represents Mission Grove Park, which was acquired during the middle of the quarter and is added back at cost and The Heights which delivered its first 32 units during the quarter, added back at 1.10x transferred cost.

BRE Properties, Inc.	Exhibit C
Non-GAAP Financial Measure Reconciliations and Definitions
(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated property, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 6/30/05	Quarter Ended 6/30/04	Six Months Ended 6/30/05	Six Months Ended 6/30/04
Net income available to common shareholders	$13,266	$13,217	$42,103	$24,815
Depreciation from continuing operations	18,270	14,223	36,490	27,873
Depreciation from discontinued operations	—	871	—	1,737
Minority interests	915	613	1,705	1,331
Depreciation from unconsolidated entities	216	219	418	489
Net gain on investments	(5,374)	—	(26,897)	—
Less: Minority interests not convertible to common	(405)	(139)	(685)	(383)

Funds from operations	$26,888	$29,004	$53,134	$55,862

Diluted shares outstanding - EPS (1)	51,560	50,560	51,440	50,530
Net income per common share - diluted	$0.26	$0.26	$0.82	$0.49

Diluted shares outstanding - FFO (1)	52,580	51,530	52,460	51,500
FFO per common share - diluted	$0.51	$0.56	$1.01	$1.08

BRE Properties, Inc.	Exhibit C, continued
Non-GAAP Financial Measure Reconciliations and Definitions
(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 6/30/05	Quarter ended 6/30/04	Six months ended 6/30/05	Six months ended 6/30/04
Net income available to common shareholders	$13,266	$13,217	$42,103	$24,815
Interest	18,378	16,591	36,437	32,267
Depreciation	18,270	15,094	36,490	29,610

EBITDA	49,914	44,902	115,030	86,692
Minority interests	915	613	1,705	1,331
Net gain on sales	(5,374)	—	(26,897)	—
Dividends on preferred stock	4,468	3,203	8,936	5,386
Other expenses	281	515	729	1,365

Adjusted EBITDA	$50,204	$49,233	$99,503	$94,774

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core property operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter ended 6/30/05	Quarter ended 6/30/04	Six months ended 6/30/05	Six months ended 6/30/04
	$13,266	$13,217	$42,103	$24,815
Interest	18,378	16,591	36,437	32,267
Depreciation	18,270	15,094	36,490	29,610
Minority interests	915	613	1,705	1,331
Net gain on sales	(5,374)	—	(26,897)	—
Dividends on preferred stock	4,468	3,203	8,936	5,386
General and administrative expense	4,048	3,088	8,808	6,398
Other expenses	281	515	729	1,365

NOI	$54,252	$52,321	$108,311	$101,172

Less Non Same-Store NOI	7,306	5,954	18,645	13,280

Same-Store NOI	$46,946	$46,367	$89,666	$87,892